Exhibit 21.1
List of Subsidiaries

State or Country of
Name	Organization
Airtex Industries, LLC	Delaware
Airtex Mfg., Inc. (f/k/a Airtex Products, Inc.)	Illinois
Airtex Products, LP	Delaware
Airtex Products S.A.	Spain
Airtex Tianjin Auto Parts Inc.	People’s Republic of China
Airtex Tianjin Auto Parts Holding Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC (Beijing) Consulting Co., Ltd.	People’s Republic of China
ASC (Beijing) Consulting (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC Holdco, Inc.	Delaware
ASC Industries, Inc.	Ohio
ASC International, Inc.	Indiana
ASC Liancheng (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
ASC (Tianjin) Auto Parts, Inc.	People’s Republic of China
ASC Tianjin (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
Automotive Accessory Co. Ltd.	Manitoba, Canada
Brummer Mexicana en Puebla, S.A. de C.V.	Mexico
Brummer Seal de Mexico, S.A. de C.V.	Mexico
Canton Auto Import Sales, Inc.	Ohio
Champion Laboratories, Inc.	Delaware
Champion International Filter (Hong Kong) Holding Co., Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
Champion International Automotive Parts (Suzhou) Co., Ltd.	People’s Republic of China
Chefford Master Manufacturing Co., Inc.	Illinois
Eurofilter (Air Filters) Limited	United Kingdom
Eurofilter ECS Limited	United Kingdom
Eurosofiltra SARL	France
Filtros Champion Laboratories, S. de R.E. de C.V.	Mexico
Filtros Champion Sales de Mexico, S. de R.E. de C.V.	Mexico
Fuel Filter Technologies, Inc.	Michigan
International Development Company, S. de R.E. de C.V.	Mexico
Neapco Inc.	Pennsylvania
Pee Cee Manufacturing Co., Inc.	Illinois
Pioneer, Inc.	Mississippi
POS Sales Corp No. 7, Inc.	Ohio
Shandong Yanzhou ASC Liancheng Industries Co., Ltd.	People’s Republic of China
Talleres Mecanicos Montserrat, S.A. de C.V.	Mexico
UCI-Airtex Holdings, Inc.	Delaware

State or Country of
Name	Organization
UCI Auto Parts Trading (Shanghai) Co., Ltd.	People’s Republic of China
UCI (Hong Kong) Holding Company Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China
UCI Investments, L.L.C	Delaware
UCI — Wells Holdings, L.L.C.	Delaware
UIS Industries, Ltd.	United Kingdom
Wells Manufacturera de Mexico, S.A. de C.V.	Mexico
Wells Manufacturing Canada Limited	Ontario, Canada
Wells Manufacturing Corp.	Wisconsin
Wells Manufacturing, L.P.	Delaware
Wells Mexico Holdings Corp.	Delaware
Yanzhou ASC Liancheng Industries Co., Ltd.	People’s Republic of China